UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2019

CONCRETE PUMPING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38166	83-1779605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6461 Downing Street

Denver, Colorado 80229

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 289-7497

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”), offered each holder of (x) its publicly traded warrants (“public warrants”) to purchase shares of common stock, par value $0.0001 per share, of the Company (“common stock”) and (y) its warrants to purchase common stock issued in a private placement concurrently with the closing of Industrea Acquisition Corp.’s initial public offering (the “private placement warrants” and together with the public warrants, the “warrants”) the opportunity to receive 0.2105 shares of common stock in exchange for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered pursuant to such offer (the “Offer”). In connection with the Offer, the Company solicited consents (the “Consent Solicitation”) from holders of the public warrants to approve an amendment (the “Warrant Amendment”) to the warrant agreement, dated as of July 26, 2017 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, providing the Company with the right to require the holders of the warrants to exchange their warrants for shares of common stock at an exchange ratio of 0.1895 shares of common stock for each warrant.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Daylight Time on April 26, 2019. A total of 9,983,563 public warrants, or approximately 43.4% of the 23,000,000 outstanding public warrants, were validly tendered and not withdrawn in the Offer, including 9,440 public warrants that were tendered through a notice of guaranteed delivery, and were therefore deemed to have consented to the Warrant Amendment. A total of 11,100,000 private placement warrants, or 100% of the outstanding private placement public warrants, were validly tendered and not withdrawn in the Offer. Because consents were not received from holders of more than 65% of the public warrants, the Warrant Amendment was not approved and the Warrant Agreement will remain unchanged.

The Company expects to issue 2,101,540 and 1,707,180 shares of common stock in exchange for the public warrants and the private placement warrants tendered in the Offer, respectively, resulting in a total of 40,214,385 shares of common stock outstanding following such issuance.

Item 8.01	Other Events.

On April 29, 2019, the Company issued a press release announcing the closing of the Offer. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCRETE PUMPING HOLDINGS, INC.

	By:	/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

Dated: April 29, 2019